UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2020

ADAPTIVE BIOTECHNOLOGIES CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	001-38957	27-0907024
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 Eastlake Avenue East, Suite 200, Seattle, Washington		98102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 659-0067

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ADPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On January 21, 2020, Adaptive Biotechnologies Corporation (the “Company”) issued a press release regarding preliminary estimates of certain Company financial and operational metrics for the three months and fiscal year ended December 31, 2019. The Company expects its revenue for fiscal year ended December 31, 2019 to range from $84 million to $85 million and clinical volumes for the fourth quarter of 2019 to grow by over 25% as compared to the third quarter of 2019. The Company further expects its operating and net loss for the three months ended September 30, 2019 and fiscal year ended December 31, 2019 to increase compared to the three months ended September 30, 2019 and fiscal year ended December 31, 2018, respectively. A copy of the press release is attached as Exhibit 99.1 to this report.

On January 21, 2020, the Company filed a registration statement on Form S-1 with the Securities and Exchange Commission (the “Registration Statement”) in connection with a proposed public offering of shares of the Company’s common stock by certain shareholders of the Company (the “Offering”), which contained information regarding the Company’s preliminary estimates of certain financial and operational metrics for the three months and fiscal year ended December 31, 2019. The Company expects that its cash, cash equivalents and marketable securities as of December 31, 2019 will be approximately $682 million. The disclosure regarding the preliminary estimates contained in the Registration Statement is set forth in the excerpt of the Registration Statement attached hereto as Exhibit 99.2.

The Company’s financial statements for the fiscal year ended December 31, 2019 are not yet available. Accordingly, the preliminary financial and operational metrics and results included in the press release and in the Registration Statement are estimates subject to the completion of the Company’s financial closing procedures and any adjustments that may result from the completion of the audit of the Company’s financial statements. The preliminary results may differ materially from the actual results that will be reflected in the Company’s audited financial statements when they are completed and publicly disclosed. Accordingly, undue reliance should not be placed on these estimates.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 7.01 Regulation FD Disclosure.

On January 23, 2020, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.3 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated January 21, 2020
99.2	Excerpt from Registration Statement
99.3	Press Release dated January 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Adaptive Biotechnologies Corporation

Date: January 23, 2020	By:	/s/ Chad Cohen
Chad Cohen
Chief Financial Officer

2